Exhibit 99.1

China Logistics Group Reports Financial Results for the Third Quarter of 2010

SHANGHAI, CHINA--(11/17/10) - China Logistics Group, Inc. (OTC.BB: CHLO), an international freight forwarder and logistics management company, announced today its financial results for the third quarter of 2010.

Financial Highlights

-	3rd quarter 2010 revenue increases to $6.9 million, up 19.7% from $5.8 Million in the 3rd quarter of 2009

-	3rd quarter 2010 revenue increases 19.7% sequentially from the 2nd quarter of 2010

-	Revenues for the nine months ended September 30, 2010 reached $18.1 million, up 33.4% from $13.6 million recorded in the same period in 2009.

Net revenues for the third quarter of 2010 were $6.9 million, an increase of 19.7% compared to the $5.8 million recorded in the third quarter of 2009. Revenues for the nine months ended September 30, 2010 reached $18.1 million, up 33.4% from the $13.6 million recorded in the comparable period in 2009.  The increase in revenue is largely attributable to a rebound in shipping activities aided by the Chinese Government’s economic stimulus measures undertaken in 2009 coupled with a gradual improvement in the global economy.  In the third quarter of 2010 our gross margins improved to 4.5%, a significant sequential improvement from gross margins of 0.6% in the second quarter of 2010.  Gross margins were, however, still lower than the 8.9% gross margins achieved in the third quarter of 2009. The decrease in gross margins when compared to 2009 reflects an improvement in the extremely competitive environment that has been pervasive in the logistics market throughout 2010. Operating expenses for the third quarter of 2010 and the first nine months ended September 30, 2010 were $296,000 and $1.2 million respectively, as compared to operating expenses $268,000 and $794,000 recorded in the same periods of 2009. The increase in operating expenses is primarily due to higher professional fees, consulting services and stock based incentive compensation expenses to certain officers and directors of our company.

Net income for the third quarter of 2010 was $1.7 million inclusive of $1.6 million in other income related to the reversal of a liability related the registration payment penalty incurred in connection with the financing we completed in 2008.  This compared to $0.3 million for the same period in 2009.  For the first nine months of 2010, we recorded net income of $0.7 million inclusive of a loss of $0.4 million due to the change in fair value of a derivative liability, compared to net income of $3.4 million in 2009 inclusive of a gain of $3.4 million in the first nine months of 2009 for the change in fair value of that same liability. This resulted in basic and diluted EPS of $0.04 in the third quarter of 2010 as compared to basic and diluted EPS of $0.00 in the third quarter of 2009. We recorded basic and diluted EPS for the nine months ended September 30, 2010 of $0.02 as compared to basic EPS of $0.10 and diluted EPS of $0.08 for the same period in 2009.

At September 30, 2010 we had cash of $1.2 million compared to $1.7 million at December 31, 2009. Total Assets at September 30, 2010 improved to $8.2 million from $6.4 million at December 31, 2009 while total liabilities decreased to $6.4 million at September 30, 2010 from $8.7 million at December 31, 2009.

Commenting on China Logistics Group's financial performance, Wei Chen, its CEO and Chairman, stated, "We are pleased with our performance in the third quarter.  We will continue to actively seek cooperative relationships with new cargo carriers and to further expand our customer base while controlling costs in order to increase sales and margins in a very competitive environment.   We are confident that the business environment will continue to improve and that our efforts will lead to better overall performance in the coming quarters."

About China Logistics Group, Inc.

China Logistics Group, Inc. is a U.S. company doing business in China through its 51% ownership in its subsidiary Shandong Jiajia International Freight & Forwarding Co., Ltd. (Shandong Jiajia). Established in 1999; Shandong Jiajia is an international freight forwarder and logistics manager located in China. Shandong Jiajia acts as an agent for international freight and shipping companies. It sells cargo space and arranges land, maritime, and air international transportation for clients seeking primarily to export goods from China.

Since its formation in 1999, Shandong Jiajia has offered its clients a comprehensive service package which includes receipt of goods, warehousing, transporting shipments, consolidation of freight, customs declaration, inspection declaration, multimodal transport, and combined large-scale logistics.

The Company has established relationships with both domestic and international transportation service providers. Shandong Jiajia has been an agent of world known shipping companies including NYK (Nippon Yusen Kaisha), P&O (Nedlloyd), and RCL (Regional Container Lines). Shandong JiaJia has branch offices in major seaport cities in China including Shanghai, Qingdao, Xiamen, and Lianyungang.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$1,171,947	$1,720,838
Accounts receivable, net	4,407,647	2,923,990
Other receivables and current assets	1,123,373	1,100,662
Advances to vendors and other prepaid expenses	1,080,402	146,062
Due from related parties	438,756	447,032
Total Current Assets	8,222,125	6,338,584

PROPERTY AND EQUIPMENT, net	25,458	39,748

Total Assets	$8,247,583	$6,378,332

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable - trade	3,485,804	2,733,820
Accrued registration agreement penalty	-	1,597,000
Other accruals and current liabilities	1,279,757	535,576
Advances from customers	1,166,729	475,358
Due to related parties	447,579	814,226
Foreign tax payable	22,963	18,784
Total Current Liabilities	6,402,832	6,174,764

DERIVATIVE LIABILITY	-	2,535,505

Total Liabilities	6,402,832	8,710,269

EQUITY:
China Logistics Group, Inc. shareholders' equity (deficit):
Preferred stock - $0.001 par value, 10,000,000 shares authorized;
Series B convertible preferred stock - 450,000 shares issued and outstanding	450	450
Common stock, $.001 par value, 500,000,000 shares authorized;
39,508,203 and 34,508,203 shares issued and outstanding	39,508	34,508
Additional paid-in capital	20,498,980	17,057,203
Accumulated deficit	(18,950,608)	(19,541,703)
Accumulated other comprehensive income (loss)	85,245	(178,505)
Total China Logistics Group, Inc. shareholders' equity (deficit)	1,673,575	(2,628,047)
Noncontrolling interest	171,176	296,110
Total equity	1,844,751	(2,331,937)

Total Liabilities and Equity	$8,247,583	$6,378,332

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
		(Restated)		(Restated)

Sales	$6,931,542	$5,791,128	$18,144,298	$13,597,689
Cost of sales	6,621,608	5,274,887	17,390,586	12,857,603
Gross profit	309,934	516,241	753,712	740,086
Operating expenses:
Selling, general and administrative	293,155	264,236	1,168,114	782,524
Depreciation and amortization	3,489	3,121	8,635	10,206
Bad debt (recovery) expense	(350)	447	(350)	1,691
Total operating expenses	296,294	267,804	1,176,399	794,421
Income (loss) from operations	13,640	248,437	(422,687)	(54,335)

Other income (expenses):
Realized exchange gain (loss)	-	(492)	-	35,465
Extinguishment of registration rights liability	1,597,000	-	1,597,000	-
Other income (expense)	64,260	-	(3,892)	-
Gain (loss) on change in fair value of derivative liability	-	13,887	(447,059)	3,397,587
Interest expense	(2,674)	(1,375)	(5,956)	(562)
Total other income	1,658,586	12,020	1,140,093	3,432,490

Income before income taxes	1,672,226	260,457	717,406	3,378,155
Foreign taxes	10,538	6,698	21,346	14,838
Net Income	1,661,688	253,759	696,060	3,363,317
Less: net income (loss) attributable to the noncontrolling interest	(29,527)	(150,179)	(44,740)	(78,270)
Net income attributable to China Logistics Group, Inc.	$1,632,161	$103,580	$651,320	$3,285,047

Other comprehensive income:
Foreign currency translation adjustments	24,320	3,294	33,310	7,092
Comprehensive income	$1,656,481	$106,874	$684,630	$3,292,139

Earnings per common share:
Basic	$0.04	$0.00	$0.02	$0.10
Diluted	$0.04	$0.00	$0.02	$0.08

Weighted average number of shares outstanding:
Basic	39,508,203	34,508,203	37,629,082	34,508,203
Diluted	39,508,203	39,008,203	37,629,082	39,008,203

Safe Harbor Statement

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Armco Metals, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding revenues, net income and earnings. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

•	our ability to continue as a going concern;
•	risks from Securities and Exchange Commission litigation;
•	the loss of the services of any of our executive officers or the loss of services of any of our key persons responsible for the management, sales, marketing and operations efforts of our subsidiaries;
•	continuing material weaknesses in our disclosure controls and procedures and internal control over financial reporting which may lead to additional restatements of our financial statements;
•	our dependence upon advisory services provided by a U.S. company due to our management's location in the PRC;
•	Our reliance on overseas cargo agents to provide services to us and to our customers;
•	Significant credit risks in the operation of our business;
•	Difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws;
•	Fluctuation in the value of the renminbi (rmb);
•	Substantially all of our assets and all of our operations are located in the PRC and are subject to changes resulting from the political and economic policies of the Chinese government;
•	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities;
•	A slowdown in the Chinese economy or an increase in its inflation rate;
•	Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem;
•	Restrictions on currency exchange;
•	Chinese laws and regulations governing our business operations are sometimes vague and uncertain and the effects of any changes in such laws and regulations;
•	Our ability to enforce our rights due to policies regarding the regulation of foreign investments in the PRC;
•	The dilutive effects of an exercise of our outstanding warrants and the possible conversion of our Series B Convertible Preferred stock;
•
Our lack of various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters;

•	The impact of "penny stock" status and lack of liquidity of our stock which currently trades and is quoted on the OTC bulletin board; and
•	The impact of the cashless exercise provisions of our outstanding warrants.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2009.

Contact:

Contact:
China Logistics Group, Inc.
Lillian Wong
Investor Relations
954-363-7333
ir@chinalogisticsinc.com